UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2011

ACCESS TO MONEY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19657	93-0809419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Kings Highway N, Suite G100
Cherry Hill, New Jersey 08034
(Address of Principal Executive Offices) (Zip Code)

(856) 414-9100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Promissory Note and Security Agreement

On October 6, 2011, Access to Money, Inc. (the "Company", "we", or "us") entered into a Promissory Note and Security Agreement (the "Loan Agreement") with LC Capital Master Fund, Ltd. ("LC Capital"), pursuant to which LC Capital agreed to loan the Company up to $750,000 (the "Loan").  Each advance under the Loan Agreement shall be in an amount of up to $250,000 (each, an "Advance" and collectively, the "Advances").  Advances under the Loan Agreement shall initially accrue interest at a rate of 6% per annum.  On and after the three month anniversary of the Loan Agreement, Advances shall accrue interest at a rate of 10% per annum.  Advances under the Loan Agreement are secured by a first priority security interest in certain automatic teller machines (the "LC Capital Collateral") as approved by Sovereign Bank.  As of the date of this report, no amounts have been advanced under the Loan Agreement

Amendment to Intercreditor and Subordination Agreement

In connection with the Loan Agreement, on October 6, 2011, the Company entered into an amendment to the Intercreditor and Subordination Agreement dated as of September 3, 2010 (the "Amendment") with Sovereign Bank, Lampe Conway & Company, LLC, LC Capital and Cadence Special Holdings II, LLC.  Pursuant to the Amendment, Sovereign Bank agreed to permit LC Capital to have a first lien and security interest in the LC Capital Collateral.  The amount of the priority interest is equal to the lesser of: (i) the amount advanced under the Loan Agreement and (ii) $750,000 plus any accrued interest.

Other than as revised by the Amendment, the terms and conditions set forth in the Intercreditor and Subordination Agreement remain in effect.

The descriptions of the Loan Agreement and the Amendment set forth above are qualified in their entirety by reference to copies of such agreements filed as exhibits to this report and incorporated herein by this reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 regarding the Loan Agreement and the Amendment are incorporated by reference into this Item 2.03.

Cautionary Notice Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K may be deemed to be forward-looking statements.  These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions.  Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement.  Forward-looking statements made by the Company may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document.  For example, (1) the Company may be unable to obtain stockholder approval required for the transactions; (2) conditions to the closing of the transactions may not be satisfied; (3) the business of the Company may suffer as a result of uncertainty surrounding the transactions; and (4) the Company may be adversely affected by other economic, business, and/or competitive factors.  These and other factors that could cause the Company’s actual results to differ materially from those expressed or implied are discussed under "Item 1A.  Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010 and in other reports filed with the Securities and Exchange Commission..  The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the Securities and Exchange Commission (the "SEC").  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION.  Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company on the SEC’s website at http://www.sec.gov.  Free copies of the Company’s SEC filings are also available from Access to Money, Inc., 1101 Kings Highway North, Suite G100, Cherry Hill, NJ 08034-1912, Attention: Michael J. Dolan.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management, employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction.  Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2011 annual meeting filed with the SEC on April 20, 2011.  More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

10.1	Promissory Note and Security Agreement dated October 6, 2011 by and among the Company and LC Capital Master Fund, LP.

10.2
Amendment to Intercreditor and Subordination Agreement dated as of September 3, 2010, by and among the Company, Sovereign Bank, Lampe Conway & Co., LLC, LC Capital Master Fund, LP, and Cadence Special Holdings II, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS TO MONEY, INC.

	By:	/s/ Michael J. Dolan
	Name:	Michael J. Dolan
Date: October 11, 2011	Title:	Chief Financial Officer